1 ©2022 Hexcel. All rights reserved . Fall 2022 Stockholder Outreach Exhibit 99.1

2 ©2022 Hexcel. All rights reserved . Certain statements contained in this presentation constitute “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements that are not of historical fact constitute “forward - looking statements” and accordingly, involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward - looking statements. Such factors are detailed in the Forward Looking Statements and Risk Factors sections of the company’s Annual Report on Form 10 - K for the fiscal year ended December 31, 2021 and its third quarter 2022 quarterly report on Form 10 - Q f iled with the Securities and Exchange Commission. We do not undertake an obligation to update our forward - looking statements to reflect future events. Risks, Uncertainties and Other Factors with Respect to Forward - Looking Statements Disclaimer

3 ©2022 Hexcel. All rights reserved . Executive Summary Strategic Priorities We focus on innovation to create high - performance composite material solutions that are lighter, stronger and tougher than alternative products. We target markets undergoing secular growth where we have a sustainable competitive advantage. Engaged and Effective Board Our Board has a relevant and balanced set of tenure, diversity of experiences as well as the skills and qualifications to car ry out effective oversight. COVID - 19 Pandemic Response Our pandemic response appropriately aligned our costs to reflect the reduced demand, and together with our innovative technology and strong customer relationships, robustly positions Hexcel to support further composite adoption for lightweight ing . Executive Compensation Program Company management is continuing its long - standing practice of soliciting stockholder feedback that is then shared with the Board to ensure appropriate alignment with the strategic priorities for long term growth and executive compensation. Propelling the Future Lighter yet stronger than any comparable material in the world, Hexcel advanced composites are turning the dream of cleaner, efficient, and more sustainable flight and transportation into reality today.

4 ©2022 Hexcel. All rights reserved . We believe no products made today will lead to greater fuel efficiency and improved aerodynamics with as much strength and durability as Hexcel carbon fiber, prepreg, honeycomb and engineered products. Hexcel is leading the transition to more lightweight, fuel - efficient transportation Lighter yet stronger than any comparable material in the world, Hexcel advanced composites are turning the dream of cleaner, efficient, and more sustainable flight and transportation into reality today. Hexcel advanced composite materials play an essential role in enabling our customers to achieve their goals to optimize fuel consumption, lower emissions, reduce noise, and help sustain the planet for generations to come. Lightweight advanced composites are stronger, tougher, stiffer and more durable than comparable products, have a lower lifecycle cost, and are 30% lighter and 5 times stronger than aluminum.

5 ©2022 Hexcel. All rights reserved . Other Best Practices  One class of stock with equal voting rights  Comprehensive enterprise risk, succession and business strategy oversight  Policies prohibiting hedging and pledging Hexcel stock by directors and officers Board Independence  Seven of eight director nominees are independent  Independent lead director empowered with broad responsibilities and governance duties  All board committees are composed exclusively of independent directors Jeffrey Campbell, Dr. Jeffrey Graves, Dr. Marilyn Minus, Nick Stanage Cynthia Egnotovich , Thomas Gendron, Catherine Suever , Guy Hachey A Well - Qualified and Diverse Board to Oversee Strategy *Figures as of 2022 Proxy Statement. Includes key attributes considered most relevant to each director. Each director posses ses skills and experience in addition to those listed in our 2022 Proxy Statement and summarized above.

6 ©2022 Hexcel. All rights reserved . A Highly Engaged and Effective Board  Company management maintains active stockholder outreach and regularly apprises the Board of stockholder perspectives  The feedback received from engagement historically has driven changes and the Board welcomes the stockholder perspectives  The Nominating, Governance and Sustainability Committee process for director re - nomination includes consideration of each direct or’s performance, including the results of annual Board and Board committee self - evaluations; individual director peer review conduct ed every other year  To facilitate director refreshment, the Board continually assesses its needs and maintains a retirement age of 70  The Board maintains a majority voting policy for uncontested elections, a resignation policy for changes in director employme nt status and overboarding guidelines  The Board reviews the company’s financial performance on a regular basis at Board meetings and is provided at least once annu all y an in - depth strategic review where the most significant risks affecting the Hexcel’s long - term plan are reviewed  The Board engages annually in a review of management development and succession planning to assess organizational and leaders hip effectiveness and conducts in - depth discussions regarding specific succession and contingency planning for all key senior leader ship positions  The Board is actively involved in overseeing our risk management both directly and through its standing committees  Management regularly presents material risks facing the company, and the Board helps management define key risk and business con tinuity indicators and determines what, if any, additional actions should be taken to mitigate the risks.  Our Chief Information Officer reviews information technology and cybersecurity risks and the measures implemented to mitigate su ch risks with the Board at least once annually  The Board receives a presentation on sustainability, including matters related to climate change and long - term emissions reducti on goals, during the Board’s annual strategic planning meeting  Management updates the Board at least once annually on significant human capital matters related to succession planning, dive rsi ty and inclusion, employee health and safety, and talent attraction, retention and development Stockholder Outreach and Responsiveness Board Evaluation and Refreshment Process Board’s Role in Strategy and Succession Planning Full Board Oversight of Risk

7 ©2022 Hexcel. All rights reserved . Governance Best Practices Board Practices  Annual elections for all directors  Directors failing to achieve a majority vote in an uncontested annual proxy vote automatically resign  Annual Board and Board committee self - evaluations and peer review of individual directors every other year  Mandatory retirement age of 70 for directors  Regular executive sessions of Board and committees without management present  Director resignation policy for material changes in principal occupation  Limits on director “overboarding” Board Independence  Seven of eight directors are independent  Independent lead director empowered with broad responsibilities and governance duties  All Board committees are composed exclusively of independent directors Other Best Practices  One class of stock with equal voting rights  Comprehensive enterprise risk, succession and business strategy oversight  Policies prohibiting hedging and pledging Hexcel stock by directors and officers

8 ©2022 Hexcel. All rights reserved . Immediate and Decisive Pandemic Response to Cut Fixed Costs by ~$150 Million Board Decisions During Pandemic Management Actions During Pandemic Reduced CEO base salary and the cash retainers of our non - employee directors by 50% for a 6 - month period Reduced the salaries of our other executive officers by 30% for a 3 - month period Temporarily suspended company matching contributions to retirement savings plans Eliminated three of 11 senior management roles No performance target adjustments for in - flight awards, resulting in only a 19.3% 2020 cash incentive plan payout, and a projected third consecutive year of zero payout on long - term performance share awards (2018 - 2020, 2019 - 2021 and 2020 - 2022 cycles) Rightsized the business through an approximately 35% reduction in workforce Curtailed discretionary spending and eliminated non - essential capital expenditures Reduced manufacturing operations temporarily, reorganized and consolidated where possible, to align with the rapid and dramatic reduction in demand Maintained relentless focus on keeping employees safe Retained key talent in an increasingly challenged labor market Emphasized continuous improvement of safety, quality and on - time delivery, to position the company to scale for the return to growth

9 ©2022 Hexcel. All rights reserved . Realignment Actions Supporting Growth & Profitability millions millions De - leveraging through the Pandemic Returning to Growth and Profitability Note: Adjusted Operating Margin is non - GAAP measure. See appendix for reconciliation of GAAP and non - GAAP income.

10 ©2022 Hexcel. All rights reserved . Compensation Philosophy & Practices | Investor Alignment Executive Compensation Philosophy & Objectives Engage executive talent Align pay and performance Diversify pay mix Attract and retain high caliber executive talent capable of producing exceptional business results for the company and its stockholders Motivate and reward executives by paying for performance in a manner that reflects both company and individual performance and is aligned with the interests of stockholders Discourage excessive risk taking by structuring pay to consist of both fixed and variable elements, using a mix of short - and long - term company performance - based metrics with caps on maximum total payouts Executive Compensation Practices Practices We Employ Practices We Prohibit  Annual say - on - pay stockholder vote  No excise tax gross - up under severance agreements (after 2013) or under our Executive Severance Policy  Pay for performance ― 89% of target CEO pay in 2021 was variable and at risk  No repricing of any stock options, including underwater stock options, without stockholder approval  Challenging performance targets under annual bonus plan and long - term equity plan  No dividends on performance share awards unless performance goals are met  Multi - year vesting periods for stock awards  No pledging, hedging or short selling by our directors or by any Hexcel employee, including executive officers  Caps on maximum incentive payouts  No excessive executive perquisites  Robust stock ownership guidelines―6x base salary for CEO  Clawback policy for executive officer incentive - based compensation

11 ©2022 Hexcel. All rights reserved . Returning to Traditional Compensation Practices Following a brief transition period to address the impact of the global pandemic, Hexcel is returning to its steady - state execut ive compensation design, which historically has received strong support from stockholders. x Core financial metrics for performance share awards reintroduced • For 2022, ROIC (25% weighting) and Relative EPS Growth (25% weighting), measured over a 3 - year period, included as metrics for performance share awards with weighting for Incremental Adjusted EBIT Leverage reduced to 50% • For 2023, all LTI performance award goals will be measured over a 3 - year period x Continuing focus on performance - based equity for executive officers • For 2023, the Compensation Committee is strongly considering additional weighting for performance share awards x Legacy use of excise tax gross - up eliminated x Restricting use of one - time equity grants • Reinforced commitment not to issue one - time equity grants except under extraordinary circumstances Key Highlights

12 ©2022 Hexcel. All rights reserved . We propel the future of flight, energy generation, transportation and recreation through excellence in advanced material solutions that create a better world for us all. OUR HEXCEL PURPOSE

13 ©2022 Hexcel. All rights reserved . Appendix

Reconciliation of GAAP to Non-GAAP Operating Income (Loss)

US Dollars in millions

	Qtr 1 2019	Qtr 2 2019	Qtr 3 2019	Qtr 4 2019	Qtr 1 2020	Qtr 2 2020	Qtr 3 2020	Qtr 4 2020	Qtr 1 2021	Qtr 2 2021	Qtr 3 2021	Qtr 4 2021	Qtr 1 2022	Qtr 2 2022	Qtr 3 2022
Net sales	$ 609.9	$ 609.0	$ 572.5	$ 564.3	$ 541.0	$ 378.7	$ 286.9	$ 295.8	$ 310.3	$ 320.3	$ 333.8	$ 360.3	$ 390.6	$ 393.0	$ 364.7
Operating income (loss)	102.8	115.1	109.9	97.4	65.7	6.4	(37.6)	(20.4)	(10.2)	16.2	22.8	23.0	30.1	63.8	40.8
Operating income (loss) as a percentage of sales	*16.9%*	*18.9%*	*19.2%*	*17.3%*	*12.1%*	*1.7%*	*(13.1)%*	*(6.9)%*	*(3.3)%*	*5.1%*	*6.8%*	*6.4%*	*7.7%*	*16.2%*	*11.2%*
As adjusted operating income(loss):															
GAAP operating income (loss)	$ 102.8	$ 115.1	$ 109.9	$ 97.4	$ 65.7	$ 6.4	$ (37.6)	$ (20.4)	$ (10.2)	$ 16.2	$ 22.8	$ 23.0	$ 30.1	$ 63.8	$ 40.8
Other Operating expense (income) (1)	-	-	-	-	14.7	13.1	15.8	14.3	12.1	3.1	0.8	2.1	1.0	(19.1)	0.4
Adjusted operating income (loss)	102.8	115.1	109.9	97.4	80.4	19.5	(21.8)	(6.1)	1.8	19.3	23.6	25.2	31.1	44.7	41.2
Adjusted operating income (loss) as a percentage of sales	***16.9%***	***18.9%***	***19.2%***	***17.3%***	***14.9%***	***5.1%***	***(7.6)%***	***(2.1)%***	***0.6%***	***6.0%***	***7.1%***	***7.0%***	***8.0%***	***11.4%***	***11.3%***

(1) Included restructuring costs for all periods showing amounts. In addition: (a) Qtr 1 2020 included costs related to the terminated merger with Woodward, Inc., (b) Qtr 2 2021 included a benefit related to the reduction of a contingent liability, (c) Qtr 4 2021 included a charge for incentives related to employee vaccinations, and (d) Qtr 2 2022 included the net gain from the sale of the Dublin, California facility.

NOTE: Management believes that adjusted operating income (loss) which is a non-GAAP measure, is meaningful to investors because it provides a view of Hexcel with respect to the underlying operating results excluding special items. Special items represent significant charges or credits that are important to an understanding of Hexcel's overall operating results in the periods presented. Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

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©2022 Hexcel. All rights reserved.